Exhibit 21

                  LIST OF SUBSIDIARIES OF LE@P TECHNOLOGY, INC.
                             A DELAWARE CORPORATION
                              AS OF MARCH 15, 2003



       Subsidiary                                        State of Incorporation
----------------------                                   ----------------------

Primary Care Medical Centers of America, Inc.                    Delaware

Sealcraft Operators, Inc.                                        Texas

Caribe Company                                                   Delaware

Seal Properties, Inc.                                            Texas

Corpus Company                                                   Delaware

South Corporation                                                Delaware

Seal Offshore, Inc.                                              Delaware

First Seal, Inc.                                                 Texas

Seal (GP), Inc.                                                  Delaware

Parkson Property LLC                                             Florida